Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Adam C. Derbyshire	Mike Freeman
	Senior Vice President and	Executive Director, Investor Relations and
	Chief Financial Officer	Corporate Communications
	919-862-1000	919-862-1000

SALIX PHARMACEUTICALS TO PRESENT AT

WACHOVIA SECURITIES HEALTHCARE CONFERENCE

RALEIGH, NC, January 24, 2007 - Salix Pharmaceuticals, Ltd. (NASDAQ:SLXP) today announced that the Company will present at the Wachovia Securities 2007 Healthcare Conference in Boston, MA on Wednesday, January 31, 2007 at 10:15 a.m. ET.

Interested parties can access a live audio web cast of this presentation at http://www.salix.com. A replay of this presentation will be available at the same location.

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, North Carolina, develops and markets prescription pharmaceutical products for the treatment of gastrointestinal diseases. Salix’s strategy is to in-license late-stage or marketed proprietary therapeutic drugs, complete any required development and regulatory submission of these products, and market them through the Company’s gastroenterology specialty sales and marketing team. Salix markets COLAZAL®, XIFAXAN®, OSMOPREP™, VISICOL®, MOVIPREP® , AZASAN®, ANUSOL-HC® and PROCTOCORT®. Balsalazide tablets, Granulated Mesalamine, SANVAR® (600 ug vials vapreotide acetate powder) and Xifaxan for additional indications are under development.

Salix trades on the NASDAQ Global Market under the ticker symbol “SLXP”.

For more information please contact the Company at 919-862-1000 or visit our web site at www.salix.com. Information on our web site is not incorporated in our SEC filings.